Exhibit 5

April 19, 2007

Board of Directors National Rural Utilities Cooperative Finance Corporation 2201 Cooperative Way Herndon, Virginia 20171-3025

Ladies and Gentlemen:

We are acting as counsel to National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") relating to the public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated April 19, 2007 that forms a part of the Registration Statement (the "Prospectus") and as may be set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering of $20,000,000,000 aggregate principal amount of the Company's Floating Rate Demand Notes (the "Notes"), no more than $3,000,000,000 aggregate principal amount of which will be outstanding at a particular time, as described in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (section) 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

                      1. Executed copy of the Registration Statement (including the Prospectus).

                      2. Executed copy of the Indenture dated as of May 15, 2000 (the "Original Indenture"), between the Company and Bank One Trust Company, N.A. (the "Original Trustee").

                      3. Executed copy of the First Supplemental Indenture, dated as of March 12, 2007 (the
                       "Supplemental Indenture" and, together with the Original Indenture, the
                       "Indenture"), among the Company, the U.S. Bank National Association, as successor trustee (the "Trustee") and The Bank of New York Trust
                       Company, N.A., as ultimate successor to the Original Trustee and resigning trustee.

                      4. Specimen copy of the global certificate representing the Notes.

WASHINGTON, DC
BALTIMORE    BEIJING   BERLIN    BOULDER    BRUSSELS    BUDAPEST    CARACAS    COLORADO    SPRINGS    DENVER    GENEVA
HONG KONG    LONDON    LOS ANGELES    MIAMI    MOSCOW    MUNICH    NEW YORK    NORTHERN VIRGINIA    PARIS    SHANGHAI
TOKYO    WARSAW

Board of Directors, National Rural Utilities Cooperative Finance Corporation April 19, 2007 Page 2

                       5. The Articles of Incorporation of the Company, as amended, as certified by the
                       Superintendent of Corporations of the District of Columbia on April 3, 2007 and
                       as certified by the Assistant Secretary-Treasurer of the Company on the date hereof as being complete, accurate and in effect.

                      6. The by-laws of the Company, as certified by the Assistant Secretary-Treasurer of the
                       Company on the date hereof as being complete, accurate and in effect.

                       7. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on December 11, 2006, and at a telephonic meeting held on April 12, 2007, as certified by the Assistant Secretary-Treasurer of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the authorization and preparation of the Registration Statement, the authorization and issuance of the Notes and arrangements in connection therewith.

                      8. A certificate of the Secretary of the Company, dated as of the date hereof

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the District of Columbia Cooperative Association Act, as amended (the "Cooperative Association Act") and (ii) the laws of the State of New York. We express no opinion herein as to any

Board of Directors, National Rural Utilities Cooperative Finance Corporation April 19, 2007 Page 3

other laws, statutes, ordinances, rules or regulations. As used herein, the term "Cooperative Association Act" includes the statutory provisions contained therein, all applicable provisions of the District of Columbia Constitution and reported judicial decisions interpreting these laws.

For purposes of this opinion letter, we have assumed that the Trustee is duly organized, validly existing, and in good standing in all necessary jurisdictions; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; that the Trustee had or has, as the case may be, all requisite power and authority under all applicable laws, regulations, and governing documents to execute deliver and perform its obligations under the Indenture; that there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution and delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability; and that there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture. We also have assumed the validity and constitutionality of each relevant statute, and agency action covered by this opinion letter.

Based upon, subject to and limited by the foregoing, we are of the opinion that: (i) following receipt by the Company of the consideration determined by the Company from time to time in, or pursuant to, resolutions adopted by the Board of Directors, (ii) effectiveness of the Registration Statement, and (iii) assuming due execution, authentication, issuance and delivery of the Notes as provided by the Indenture, the Notes will constitute valid and binding obligations of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and

Board of Directors, National Rural Utilities Cooperative Finance Corporation April 19, 2007 Page 4

preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.